                                                                 EXHIBIT 3.(II)2

                             AMENDED AND RESTATED

                                 B Y - L A W S

                                      OF

                               LOGICVISION, INC.

                           (a Delaware corporation)

                               TABLE OF CONTENTS

                                                                        Page
                                                                        ----
ARTICLE 1 Meeting of Stockholders......................................   1

      1.1   Place of Meeting...........................................   1
      1.2   Annual Meeting.............................................   1
      1.3   Special Meetings...........................................   2
      1.4   Notice of Meetings.........................................   2
      1.5   List of Stockholders.......................................   2
      1.6   Organization and Conduct of Business.......................   3
      1.7   Quorum and Adjournments....................................   3
      1.8   Voting Rights..............................................   3
      1.9   Majority Vote..............................................   3
     1.10   Record Date for Stockholder Notice and Voting..............   3
     1.11   Proxies....................................................   4
     1.12   Inspectors of Election.....................................   4
     1.13   Action Without a Meeting...................................   4

ARTICLE 2 Directors....................................................   4

      2.1   Number, Election, Tenure and Qualifications................   4
      2.2   Enlargement and Vacancies..................................   6
      2.3   Resignation and Removal....................................   6
      2.4   Powers.....................................................   6
      2.5   Chairman of the Board......................................   6
      2.6   Place of Meetings..........................................   6
      2.7   Annual Meetings............................................   6
      2.8   Regular Meetings...........................................   6
      2.9   Special Meetings...........................................   7
     2.10   Quorum, Action at Meeting, Adjournments....................   7
     2.11   Action Without Meeting.....................................   7
     2.12   Telephone Meetings.........................................   7
     2.13   Committees.................................................   7
     2.14   Fees and Compensation of Directors.........................   8

ARTICLE 3 Officers.....................................................   8

      3.1   Executive Officers; Election; Qualifications;
            Term of Office; Resignation; Removal; Vacancies............   8
      3.2   Powers and Duties of Executive Officers....................   8

ARTICLE 4 Notices......................................................   9

      4.1   Delivery...................................................   9
      4.2   Waiver of Notice...........................................   9

ARTICLE 5 Indemnification..............................................   9

      5.1   Actions Other Than By or in the Right of the Corporation...   9
      5.2   Actions By or in the Right of the Corporation..............  10
      5.3   Success on the Merits......................................  10

                               TABLE OF CONTENTS
                                  (continued)

                                                                        Page
                                                                        ----
      5.4   Specific Authorization.....................................  10
      5.5   Advance Payment............................................  10
      5.6   Non-Exclusivity............................................  11
      5.7   Insurance..................................................  11
      5.8   Severability...............................................  11
      5.9   Intent of Article..........................................  11

ARTICLE 6 Capital Stock................................................  11

      6.1   Certificates for Shares....................................  11
      6.2   Transfer of Stock..........................................  12
      6.3   Registered Stockholders....................................  12
      6.4   Lost, Stolen or Destroyed Certificates.....................  12

ARTICLE 7 Certain Transactions.........................................  12

      7.1   Transactions with Interested Parties.......................  12
      7.2   Quorum.....................................................  13

ARTICLE 8 General Provisions...........................................  13

      8.1   Dividends..................................................  13
      8.2   Reserves...................................................  13
      8.3   Checks.....................................................  13
      8.4   Corporate Seal.............................................  13
      8.5   Fiscal Year................................................  13
      8.6   Execution of Corporate Contracts and Instruments...........  14
      8.7   Representation of Shares of Other Corporations.............  14

ARTICLE 9 Amendments...................................................  14

                              AMENDED AND RESTATED

                                 B Y - L A W S

                                       OF

                               LOGICVISION, INC.

                            (a Delaware corporation)

                                   ARTICLE 1

                            Meeting of Stockholders
                            -----------------------

        1.1       Place of Meeting.  Meetings of stockholders may be held at
                  ----------------
such place, either within or without of the State of Delaware, as may be designated by or in the manner provided in these by-laws, or, if not so designated, at the registered office of the corporation or the principal executive offices of the corporation.

        1.2       Annual Meeting.  Annual meetings of stockholders shall be held
                  --------------
each year at such date and time as shall be designated from time to time by the Board of Directors or the President and stated in the notice of the meeting. At such annual meeting, the stockholders shall elect by a plurality vote the number of directors equal to the number of directors of the class whose term expires at such meetings (or, if fewer, the number of directors properly nominated and qualified for election) to hold office until the third succeeding annual meeting of stockholders after their election. The stockholders shall also transact such other business as may properly be brought before the meetings.

        To be properly brought before the annual meeting, business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors or the President, (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors or the President, or (c) otherwise properly brought before the meeting by a stockholder of record. In addition to any other applicable requirements, for business to be properly brought before the annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the corporation. To be timely, a stockholder's notice must be delivered by a nationally recognized courier service or mailed by first-class United States mail, postage or delivery charges prepaid, and received at the principal executive offices of the corporation, addressed to the attention of the Secretary of the corporation, not less than 60 days nor more than 90 days prior to the scheduled date of the meeting (regardless of any postponements, deferrals or adjournments of that meeting to a later date); provided, however, that in the event that less than 75 days' notice or prior public disclosure of the date of the scheduled meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the earlier of (a) the close of business on the 15th day following the day on which such notice of the date of the scheduled annual meeting was mailed or such public disclosure was made, whichever first occurs, and (b) two days prior to the date of the scheduled meeting. A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and record address of the stockholder proposing such business, (iii) the class, series and number of shares of the corporation that are owned beneficially by the stockholder, and
(iv) any material interest of the stockholder in such business.

        Notwithstanding anything in these by-laws to the contrary, no business shall be conducted at the annual meeting except in accordance with the procedures set forth in this Section; provided, however, that nothing in this Section shall be deemed to preclude discussion by any stockholder of any business properly brought before the annual meeting.

        The Chairman of the Board of Directors of the corporation (or such other person presiding at the meeting in accordance with these by-laws) shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

        1.3       Special Meetings.  Special meetings of the stockholders may be
                  ----------------
called for any purpose or purposes, unless otherwise prescribed by statute or by the certificate of incorporation, by the President or Secretary only at the request of the Chairman of the Board or President of the corporation or by a resolution duly adopted by the affirmative vote of a majority of the Board of Directors. Such request shall state the purpose or purposes of the proposed meeting. Business transacted at any special meeting shall be limited to matters relating to the purpose or purposes stated in the notice of meeting.

        1.4       Notice of Meetings.  Written notice of stockholders' meetings,
                  ------------------
stating the place, date and time of the meeting and, in the case of a special meeting, the purpose or purposes for which such special meeting is called, shall be given to each stockholder entitled to vote at such meeting not less than 10 nor more than 60 days prior to the meeting.

        When a meeting is adjourned to another place, date or time, written notice need not be given of the adjourned meeting if the place, date and time thereof are announced at the meeting at which the adjournment is taken; provided, however, that if the date of any adjourned meeting is more than 30 days after the date for which the meeting was originally noticed, or if a new record date is fixed for the adjourned meeting, written notice of the place, date and time of the adjourned meeting shall be given in conformity herewith.

        1.5       List of Stockholders.  The officer in charge of the stock
                  --------------------
ledger of the corporation or the transfer agent shall prepare and make, at least 10 days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least 10 days prior to the meeting, at a place within the city where the meeting is to be held, which place, if other than the place of the meeting, shall be specified in the notice of the meeting. The list shall also be produced and kept at the place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present in person thereat.

        1.6       Organization and Conduct of Business.  The Chairman of the
                  ------------------------------------
Board of Directors or, in his or her absence, the President of the corporation or, in their absence, such person as the Board of Directors may have designated or, in the absence of such a person, such person as may be chosen by the holders of a majority of the shares entitled to vote who are present, in person or by proxy, shall call to order any meeting of the stockholders and act as Chairman of the meeting. In the absence of the Secretary of the corporation, the secretary of the meeting shall be such person as the Chairman appoints.

        The Chairman of any meeting of stockholders shall determine the order of business and the procedure at the meeting, including such regulation of the manner of voting and the conduct of discussion as seems to him or her in order.

        1.7       Quorum and Adjournments.  Except where otherwise provided by
                  -----------------------
law or the certificate of incorporation or these by-laws, the holders of a majority of the stock issued and outstanding and entitled to vote, present in person or represented in proxy, shall constitute a quorum at all meetings of the stockholders. The stockholders present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment, notwithstanding the withdrawal of enough stockholders to have less than a quorum if any action taken (other than adjournment) is approved by at least a majority of the shares required to constitute a quorum. At such adjourned meeting at which a quorum is present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. If, however, a quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat who are present in person or represented by proxy or, if no stockholder is present or represented by proxy, by any officer entitled to preside at or to act as secretary of such meeting, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented.

        1.8       Voting Rights.  Unless otherwise provided in the certificate
                  -------------
of incorporation, each stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such stockholder.

        1.9       Majority Vote.  When a quorum is present at any meeting, the
                  -------------
vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provision of the statutes or of the certificate of incorporation or of these by-laws, a different vote is required in which case such express provision shall govern and control the decision of such question.

        1.10      Record Date for Stockholder Notice and Voting.  For purposes
                  ---------------------------------------------
of determining the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, or to vote, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any right in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than 60 days nor less than 10 days before the date of any such meeting nor more than 60 days before any other action to which such record date relates. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting. If the Board of Directors does not so fix a record date, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the business day next preceding the day on which notice is given or, if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held. The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating to such purpose.

        1.11      Proxies. To the extent permitted by law, any stockholder of
                  -------
record may appoint a person or persons to act as the stockholder's proxy or proxies at any stockholder meeting for the purpose of representing and voting the stockholder's shares. The stockholder may make this appointment by any means the General Corporation Law of the State of Delaware specifically authorizes, and by any other means the Secretary of the corporation may permit. Prior to any vote, and subject to any contract rights of the proxy holder, the stockholder may revoke the proxy appointment either directly or by the creation of a new appointment, which will automatically revoke the former one. The inspector of elections appointed for the meeting may establish requirements concerning such proxy appointments or revocations that the inspector considers necessary or appropriate to assure the integrity of the vote and to comply with law.

        1.12      Inspectors of Election. The corporation shall, in advance of
                  ----------------------
any meeting of stockholders, appoint one or more inspectors of election to act at the meeting and make a written report thereof. The corporation may designate one or more persons to act as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability.

        1.13      Action Without a Meeting.  No action required or permitted
                  ------------------------
to be taken at any annual or special meeting of the stockholders of the corporation may be taken without a meeting and the power of the stockholders to consent in writing, without a meeting, to the taking of any action is specifically denied.

                                   ARTICLE 2

                                   Directors
                                   ---------

        2.1       Number, Election, Tenure and Qualifications. The number of
                  -------------------------------------------
directors which shall constitute the whole Board of Directors shall be not less than five nor more than nine. Within such limit, the number of directors that shall constitute the whole Board of Directors shall be fixed from time to time by resolution adopted by a majority of the entire Board of Directors. Thereafter, the number of directors which shall constitute the whole Board of Directors shall be fixed from time to time by resolution of the Board of Directors. The classes of directors that shall constitute the whole Board of Directors shall be as provided in the certificate of incorporation.

        At each annual meeting of the stockholders, directors shall be elected for that class of directors whose terms are then expiring, except as otherwise provided in Section 2.2 of this Article, and each director so elected shall hold office until such director's successor is duly elected and qualified or until such director's earlier resignation, removal, death or incapacity.

        Subject to the rights of holders of any class or series of stock having a preference over the common stock as to dividends or upon liquidation, nominations of persons for election to the Board of Directors at the annual meeting, by or at the direction of the Board of Directors, may be made by any nominating committee or person appointed by the Board of Directors; nominations may also be made by any stockholder of record of the corporation entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in this Section. Such nominations, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of the corporation. To be timely, a stockholder's notice shall be delivered by a nationally recognized courier service or mailed by first-class United States mail postage or delivery charges prepaid, and received at the principal executive offices of the corporation addressed to the attention of the Secretary of the corporation not less than 60 days nor more than 90 days prior to the scheduled date of the meeting (regardless of any postponements, deferrals or adjournments of that meeting to a later date); provided, however, that in the event that less than 75 days' notice or prior public disclosure of the date of the scheduled meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the earlier of (a) the close of business on the 15th day following the day on which such notice of the date of the scheduled annual meeting was mailed or such public disclosure was made, whichever first occurs, and (b) two days prior to the date of the scheduled meeting. Such stockholder's notice to the Secretary shall set forth (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director, (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class, series and number of shares of capital stock of the corporation that are owned beneficially by the person, (iv) a statement as to the person's citizenship, and (v) any other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to Section 14 of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder; and (b) as to the stockholder giving the notice, (i) the name and record address of the stockholder and (ii) the class, series and number of shares of capital stock of the corporation that are owned beneficially by the stockholder. The corporation may require any proposed nominee to furnish such other information as may reasonably be required by the corporation to determine the eligibility of such proposed nominee to serve as director of the corporation. No person shall be eligible for election as a director of the corporation unless nominated in accordance with the procedures set forth herein.

        In connection with any annual meeting, the Chairman of the Board of Directors (or such other person presiding at such meeting in accordance with these by-laws) shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the foregoing procedure, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

        Directors shall serve as provided in the certificate of incorporation of the corporation. Directors need not be stockholders.

        2.2       Enlargement and Vacancies.  The number of members of the Board
                  -------------------------
of Directors may be increased at any time by vote of a majority of the directors then in office. Sole power to fill vacancies and newly created directorships resulting from any increase in the authorized number of directors shall be vested in the Board of Directors through action by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and each director so chosen shall hold office until the next annual election at which the term of the class to which they have been elected expires and until such director's successor is duly elected and qualified or until such director's earlier resignation, removal from office, death or incapacity. If there are no directors in office, then an election of directors may be held in the manner provided by statute. In the event of a vacancy in the Board of Directors, the remaining directors, except as otherwise provided by law or these by-laws, may exercise the powers of the full board until the vacancy is filled.

        2.3       Resignation and Removal.  Any director may resign at any time
                  -----------------------
upon written notice to the corporation at its principal place of business or to the President or the Secretary. Such resignation shall be effective upon receipt of such notice unless the notice specifies such resignation to be effective at some other time or upon the happening of some other event. Any director or the entire Board of Directors may be removed, but only for cause, by the holders of a majority of the shares then entitled to vote at an election of directors, unless otherwise specified by law or the certificate of incorporation.

        2.4       Powers.  The business of the corporation shall be managed by
                  ------
or under the direction of the Board of Directors which may exercise all such powers of the corporation and do all such lawful acts and things which are not by statute or by the certificate of incorporation or by these by-laws directed or required to be exercised or done by the stockholders.

        2.5       Chairman of the Board.  If the Board of Directors appoints a
                  ---------------------
Chairman of the Board, such Chairman shall, when present, preside at all meetings of the stockholders and the Board of Directors. The Chairman shall perform such duties and possess such powers as are customarily vested in the office of the Chairman of the Board or as may be vested in the Chairman by the Board of Directors.

        2.6       Place of Meetings.  The Board of Directors may hold meetings,
                  -----------------
both regular and special, either within or without the State of Delaware.

        2.7       Annual Meetings.  The annual meetings of the Board of
                  ---------------
Directors shall be held immediately following the annual meeting of stockholders, and no notice of such meeting shall be necessary to the Board of Directors, provided a quorum shall be present. The annual meetings shall be for the purposes of organization, and an election of officers and the transaction of other business.

        2.8       Regular Meetings.  Regular meetings of the Board of Directors
                  ----------------
may be held without notice at such time and place as may be determined from time to time by the Board of Directors; provided that any director who is absent when such a determination is made shall be given prompt notice of such determination. A regular meeting may be held immediately following the annual meeting of stockholders, and at the same place as the annual meeting of stockholders.

        2.9       Special Meetings.  Special meetings of the Board of Directors
                  ----------------
may be called by the Chairman of the Board, the President, the Secretary, or on the written request of two or more directors, or by one director in the event that there is only one director in office. Notice of the time and place of special meetings shall be delivered personally or by telephone to each director, or sent by first-class mail or telegram, cable, commercial delivery service, telex, facsimile transmission, or electronic means, charges prepaid, sent to such director's business or home address as they appear upon the records of the corporation. In case such notice is mailed, it shall be deposited in the United States mail at least four days prior to the time of holding of the meeting. In case such notice is delivered personally or by telegram, cable, commercial delivery service, telex, facsimile transmission, or electronic means, it shall be so delivered at least four hours prior to the time of the holding of the meeting. A notice or waiver of notice of a meeting of the Board of Directors need not specify the purposes of the meeting.

        2.10      Quorum, Action at Meeting, Adjournments.  At all meetings of
                  ---------------------------------------
the Board of Directors, a majority of directors then in office, but in no event less than one third of the entire Board of Directors, shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by law or by the certificate of incorporation. For purposes of this section, the term "entire" shall mean the number of directors last fixed by the stockholders or directors, as the case may be, in accordance with law and these by-laws; provided, however, that if less than all the number so fixed of directors were elected, the "entire Board" shall mean the greatest number of directors so elected to hold office at any one time pursuant to such authorization. If a quorum shall not be present at any meeting of the Board of Directors, a majority of the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

        2.11      Action Without Meeting.  Unless otherwise restricted by the
                  ----------------------
certificate of incorporation or these by-laws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board of Directors or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or committee.

        2.12      Telephone Meetings.  Unless otherwise restricted by the
                  ------------------
certificate of incorporation or these by-laws, any member of the Board of Directors or any committee thereof may participate in a meeting of the Board of Directors or of any committee, as the case may be, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

        2.13      Committees.  The Board of Directors may, by resolution passed
                  ----------
by a majority of the whole Board of Directors, designate one or more committees, each committee to consist of one or more of the directors of the corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the certificate of incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the corporation's property and assets, recommending to the stockholders a dissolution of the corporation or a revocation of a dissolution, or amending the by-laws of the corporation; and, unless the resolution designating such committee or the certificate of incorporation expressly so provide, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors. Each committee shall keep regular minutes of its meetings and make such reports to the Board of Directors as the Board of Directors may request. Except as the Board of Directors may otherwise determine, any committee may make rules for the conduct of its business, but unless otherwise provided by the directors or in such rules, its business shall be conducted as nearly as possible in the same manner as is provided in these by-laws for the conduct of its business by the Board of Directors.

        2.14      Fees and Compensation of Directors.  Unless otherwise
                  ----------------------------------
restricted by the certificate of incorporation or these by-laws, the Board of Directors shall have the authority to fix the compensation of directors. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors and/or a stated salary as director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

                                   ARTICLE 3

                                   Officers
                                   --------

        3.1       Executive Officers; Election; Qualifications; Term of Office;
                  -------------------------------------------------------------
Resignation; Removal; Vacancies.  The Board of Directors shall elect a President
-------------------------------
and Secretary, and it may, if it so determines, choose a Chairman of the Board and a Vice Chairman of the Board from among its members. The Board of Directors may also choose one or more Vice Presidents, one or more Assistant Secretaries, a Treasurer and one or more Assistant Treasurers. Each such officer shall hold office until the first meeting of the Board of Directors after the annual meeting of stockholders next succeeding his election, and until his successor is elected and qualified or until his earlier resignation or removal. Any officer may resign at any time upon written notice to the corporation. The Board of Directors may remove any officer with or without cause at any time, but such removal shall be without prejudice to the contractual rights of such officer, if any, with the corporation. Any number of offices may be held by the same person. Any vacancy occurring in any office of the corporation by death, resignation, removal or otherwise may be filled for the unexpired portion of the term by the Board of Directors at any regular or special meeting.

        3.2       Powers and Duties of Executive Officers.  The officers of the
                  ---------------------------------------
corporation shall have such powers and duties in the management of the corporation as may be prescribed in a resolution by the Board of Directors and, to the extent not so provided, as generally pertain to their respective offices, subject to the control of the Board of Directors. The Board of Directors may require any officer, agent or employee to give security for the faithful performance of his duties.

                                   ARTICLE 4

                                    Notices
                                    -------

        4.1       Delivery.  Whenever, under the provisions of law, or of the
                  --------
certificate of incorporation or these by-laws, written notice is required to be given to any director or stockholder, such notice may be given by mail, addressed to such director or stockholder, at such person's address as it appears on the records of the corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail or delivered to a nationally recognized courier service. Unless written notice by mail is required by law, written notice may also be given by telegram, cable, telecopy, commercial delivery services, telex or similar means, addressed to such director or stockholder at such person's address as it appears on the records of the corporation, in which case such notice shall be deemed to be given when delivered into the control of the persons charged with effecting such transmission, the transmission charge to be paid by the corporation or the person sending such notice and not by the addressee. Oral notice or other in-hand delivery, in person or by telephone, shall be deemed given at the time it is actually given.

        4.2       Waiver of Notice.  Whenever any notice is required to be
                  ----------------
given under the provisions of law or of the certificate of incorporation or of these by-laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto. In addition to the foregoing, notice of a meeting need not be given to any director who signs a waiver of notice or a consent to holding the meeting or an approval of the minutes thereof, whether before or after the meeting, or who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to such director. All such waivers, consents and approvals executed under this Section 4.2 shall be filed with the corporate records or made a part of the minutes of the meeting.

                                   ARTICLE 5

                                Indemnification
                                ---------------

        5.1       Actions Other Than By or in the Right of the Corporation.
                  --------------------------------------------------------
Subject to Section 5.4, the corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceedings, had no reasonable cause to believe such person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person's conduct was unlawful.

        5.2       Actions By or in the Right of the Corporation.  Subject to
                  ---------------------------------------------
Section 5.4, the corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of such person's duty to the corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery of the State of Delaware or such other court shall deem proper.

        5.3       Success on the Merits.  To the extent that any person
                  ---------------------
described in Sections 5.1 or 5.2 of this Article 5 has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in said Sections, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

        5.4       Specific Authorization.  Any indemnification under Sections
                  ----------------------
5.1 or 5.2 of this Article 5 (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of any person described in said Sections is proper in the circumstances because such person has met the applicable standard of conduct set forth in said Sections. Such determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders of the corporation.

        5.5       Advance Payment.  Expenses incurred in defending a civil or
                  ---------------
criminal action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors in the manner provided for in Section 5.4 upon receipt of an undertaking by or on behalf of any person described in said

Section to repay such amount unless it shall ultimately be determined that such person is entitled to indemnification by the corporation as authorized in this
Article 5.

        5.6       Non-Exclusivity.  The indemnification provided by this
                  ---------------
Article 5 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be director, officer, employee or agent of the corporation and shall inure to the benefit of the heirs, executors and administrators of such a person. Any repeal or amendment of any of the provisions of this Article 5 shall not adversely affect any right or potential of any indemnitee existing at the time of such repeal or amendment.

        5.7       Insurance.  The Board of Directors may authorize, by a vote
                  ---------
of the majority of the full Board of Directors, the corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such liability under the provisions of this Article 5.

        5.8       Severability.  If any word, clause or provision of this
                  ------------
Article 5 or any award made hereunder shall for any reason be determined to be invalid, the provisions hereof shall not otherwise be affected thereby but shall remain in full force and effect.

        5.9       Intent of Article.  The intent of this Article 5 is to provide
                  -----------------
for indemnification to the fullest extent permitted by Section 145 of the General Corporation Law of the State of Delaware. To the extent that such Section or any successor Section may be amended or supplemented from time to time, this Article 5 shall be amended automatically and construed so as to permit indemnification to the fullest extent from time to time permitted by law.

                                   ARTICLE 6

                                 Capital Stock
                                 -------------

        6.1       Certificates for Shares.  The shares of the corporation shall
                  -----------------------
be represented by certificates or shall be uncertificated. Certificates shall be signed by, or in the name of the corporation by, the Chairman of the Board, the President or a Vice President and by the Secretary or an Assistant Secretary of the corporation. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue. Certificates may be issued for partly paid shares and in such case upon the face or back of the certificates issued to represent any such partly paid shares, the total amount of the consideration to be paid therefor, and the amount paid thereon shall be specified.

        Within a reasonable time after the issuance or transfer of uncertificated stock, the corporation shall send to the registered owner thereof a written notice containing the information required by the General Corporation Law of the State of Delaware or a statement that the corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

        6.2       Transfer of Stock.  Upon surrender to the corporation or the
                  -----------------
transfer agent of the corporation of a certificate of shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, and proper evidence of compliance of other conditions to rightful transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books. Upon receipt of proper transfer instructions and proper evidence of compliance of other conditions to rightful transfer from the registered owner of uncertificated share, such uncertificated shares shall be canceled and issuance of new equivalent uncertificated shares or certificated shares shall be made to the person entitled thereto and the transaction shall be recorded upon the books of the corporation.

        6.3       Registered Stockholders.  The corporation shall be entitled
                  -----------------------
to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

        6.4       Lost, Stolen or Destroyed Certificates.  The Board of
                  --------------------------------------
Directors may direct that a new certificate or certificates be issued to replace any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing the issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of the lost, stolen or destroyed certificate or certificates, or his or her legal representative, to give reasonable evidence of such loss, theft or destruction, to advertise the same in such manner as it shall require, and/or to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen or destroyed or the issuance of such new certificate.

                                   ARTICLE 7

                             Certain Transactions
                             --------------------

        7.1       Transactions with Interested Parties.  No contract or
                  ------------------------------------
transaction between the corporation and one or more of its directors or officers, or between the corporation and any other corporation, partnership, association or other organization in which one or more of its directors or officers are directors or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the

Board of Directors or committee thereof which authorizes the contract or transaction or solely because the vote or votes of such director or officer are counted for such purpose, if:

        (a) the material facts as to such person's relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or

        (b) the material facts as to such person's relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or

        (c) the contract or transaction is fair as to the corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee thereof, or the stockholders.

        7.2       Quorum.  Common or interested directors may be counted in
                  ------
determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

                                   ARTICLE 8

                              General Provisions
                              ------------------

        8.1       Dividends.  Dividends upon the capital stock of the
                  ---------
corporation, subject to any restrictions contained in the General Corporation Law of the State of Delaware or the provisions of the certificate of incorporation, if any, may be declared by the Board of Directors at any regular or special meeting or by written consent. Dividends may be paid in cash, in property or in shares of the capital stock, subject to the provisions of the certificate of incorporation.

        8.2       Reserves.  The Board of Directors may set apart out of any
                  --------
funds of the corporation available for dividends a reserve or reserves for any proper purpose and may abolish any such reserve.

        8.3       Checks.  All checks or demands for money and notes of the
                  ------
corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

        8.4       Corporate Seal.  The Board of Directors may, by resolution,
                  --------------
adopt a corporate seal. The corporate seal shall have inscribed thereon the name of the corporation, the year of its organization and the word "Delaware." The seal may be used by causing it or a facsimile thereof to be impressed or affixed or otherwise reproduced. The seal may be altered from time to time by the Board of Directors.

        8.5       Fiscal Year.  The fiscal year of the corporation shall be
                  -----------
fixed by resolution of the Board of Directors.

        8.6       Execution of Corporate Contracts and Instruments.  The Board
                  ------------------------------------------------
of Directors, except as otherwise provided in these by-laws, may authorize any officer or officers, or agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the corporation; such authority may be general or confined to specific instances. Unless so authorized or ratified by the Board of Directors or within the agency power of an officer, no officer, agent or employee shall have any power or authority to bind the corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

        8.7       Representation of Shares of Other Corporations.  The President
                  ----------------------------------------------
or any Vice President, the Treasurer or any Assistant Treasurer, or the Secretary or any Assistant Secretary of this corporation is authorized to vote, represent and exercise on behalf of this corporation all rights incident to any and all shares of any corporation or corporations standing in the name of this corporation. The authority herein granted to said officers to vote or represent on behalf of this corporation any and all shares held by this corporation in any other corporation or corporations may be exercised either by such officers in person or by any other person authorized so to do by proxy or power of attorney duly executed by said officers.

                                   ARTICLE 9

                                  Amendments
                                  ----------

        The Board of Directors is expressly empowered to adopt, amend or repeal these by-laws, provided, however, that any adoption, amendment or repeal of these by-laws by the Board of Directors shall require the approval of at least sixty-six and two-thirds percent of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any resolution providing for adoption, amendment or repeal is presented to the Board of Directors). The stockholders shall also have power to adopt, amend or repeal these by-laws at any regular or special meeting of stockholders, provided, however, that in addition to any vote of the holders of any class or series of stock of this corporation required by law or by the certificate of incorporation of this corporation, the affirmative vote of the holders of at least sixty-six and two-thirds percent of the voting power of all of the then outstanding shares of the stock of the corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required for such adoption, amendment or repeal by the stockholders of any provisions of these by-laws and notice of such adoption, amendment or repeal shall be contained in the notice of such meeting.